EXHIBIT 10.1

CGSI AEQUITAS UNSECURED BRIDGE NOTE PURCHASE AGREEMENT

THIS CGSI AEQUITAS UNSECURED BRIDGE NOTE PURCHASE AGREEMENT (“Agreement”) is made as of September 29, 2008, by and between Capital Growth Systems, Inc., a Florida corporation (the “Company” or “Borrower”) and Aequitas Catalyst Fund, LLC -Series B (“Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, reference is hereby made to that certain Securities Purchase Agreement, dated March 11, 2008 (the “March Purchase Agreement”), among the Company and the Holders signatory thereto (or their respective predecessors in interest), pursuant to which the Holders purchased from the Company (or from a predecessor holder of securities from the March Purchase Agreement) securities from an aggregate placement of $19,000,000 in principal amount of Variable Rate Secured Convertible Debentures of the Company (the “March Debentures”) and were issued warrants exercisable for shares of Common Stock (the “March Warrants”).

WHEREAS, Lender intends to fund a $500,000 unsecured loan to the Company (the “Loan”), to be evidenced by the Note which will either: (i) if the Financing Conditions have not been met on or before the Outside Date, automatically convert to a secured loan evidenced by a Variable Rate Secured Convertible Debenture substantially in the form of the March Debenture, but will be an unsecured instrument and subordinate to the March Debentures (such new instrument being the “New Unsecured Debenture”) or (ii) if the Financing Conditions have been met on or prior to the Outside Date, then on the date of the Subsequent Financing, automatically convert into the Subsequent Debenture.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1. Definitions.

(a) “Financing Conditions” shall mean the Company completing a Subsequent Financing of which the Loan becomes a part of less than 10% of the subsequent secured financing.

(b) “Knowledge” shall mean the actual knowledge of any officer of the Company.

(c) “March Security Agreement” shall mean the Security Agreement entered into by the Company in connection with the March Purchase Agreement.

(d) “Note” shall mean the promissory note issued to Lender pursuant to Section 2 below, the form of which is attached hereto as Exhibit A.

(e) “Outside Date” shall mean October 31, 2008.

(f) “Subsequent Debenture” shall mean a Variable Rate Secured Convertible Debenture issued pursuant to a Subsequent Financing, having a face amount of $500,000 plus any interest accrued on the Note through the date of issuance of the Subsequent Debenture (unless such interest is paid by the Company).

(g) “Subsequent Financing” shall mean the placement by the Company of not less than $7 million in principal amount of Variable Rate Secured Convertible Debentures after the date hereof but prior to the Outside Date pursuant to a Subsequent Securities Purchase Agreement substantially in accordance with the Term Sheet, dated August 6, issued by Midsummer Investment Ltd. to the Company, which was previously provided to Lender.

(h) “Subsequent Securities Purchase Agreement” shall mean the security purchase agreement entered into by the Company and those purchasers of Subsequent Debentures (“Subsequent Purchasers”) pursuant to which Subsequent Purchasers purchase Subsequent Debentures.

(i) “Subsequent Security Agreement” shall mean the Security Agreement entered into by the Company pursuant to a Subsequent Financing

(j) “Subsequent Warrants” shall mean the form of warrant issued to the Subsequent Purchasers in connection with a Subsequent Financing.

2. Terms. In return for the Loan, the Company shall sell and issue to Lender, upon funding of the Loan, the Note, bearing simple interest at five percent (5%) per annum, which shall not call for any payment prior to the Outside Date, and which shall automatically convert to a Subsequent Debenture or a New Unsecured Debenture no later than the Outside Date.

If a Subsequent Financing has occurred on or before the Outside Date, then immediately upon completion of the Subsequent Financing, the Note shall automatically, without any further action on the part of Lender or the Company, convert into a Subsequent Debenture and shall be replaced by the form of debenture evidencing the Subsequent Debenture. In such a case, Lender hereby agrees to become a party to the Subsequent Securities Purchase Agreement as a Subsequent Purchaser (and execute a counterpart copy thereof as well as such other ancillary documents and agreements to be executed by the other lenders participating as parties to the Subsequent Securities Purchase Agreement), and the Company hereby agrees to grant to Lender a security interest in any collateral listed in the Subsequent Security Agreement and to list Lender as a Secured Party thereto, and to issue to Lender warrants to purchase such number of shares of the Company’s common stock in the form of the Subsequent Warrants issued to the Subsequent Purchasers based upon the pro rata allocation available for lenders funding $500,000 of Subsequent Debentures. Lender acknowledges that notwithstanding anything to the contrary contained herein, the Company shall not be obligated to specifically reserve shares of common stock underlying any debentures or warrants issuable to Lender under the Subsequent Securities Purchase Agreement or the Subsequent Financing until such point in time that the Company is obligated to do so under such agreements, as applicable.

If a Subsequent Financing has not occurred by the Outside Date, then on the day immediately following the Outside Date, the Note shall automatically, without any further action on the part of Lender or the Company, convert into a New Unsecured Debenture, substantially in the form of the March Debenture, as prepared by the Company in its good faith discretion, having a maturity date which shall be 30 days following the maturity date of the March Debentures, and which shall also differ from the March Debentures in the following manners: it shall be an unsecured note, it shall have events of default comparable to those contained in this Agreement, its date shall be the Outside Date, all rights associated with it shall accrue starting on the Outside Date and the Trigger Date (as defined in the March Debentures) shall be October 11, 2008. At the time of issuance of the New Unsecured Debenture, the Company agrees to issue to Lender warrants to purchase 500,000 shares of the Company’s common stock in the form of the March Warrants, subject to Lender’s understanding that the Company’s obligation to reserve shares of Common Stock underlying said warrant shall not come into effect until 180 days following the date of the issuance of the warrant. Lender acknowledges and agrees that: (i) until the issuance of either the Subsequent Debenture or the New Unsecured Debenture, the Lender will not take any action to enforce its loan evidenced by the Note; and (ii) in the event of the issuance of the New Unsecured Debenture, the Lender agrees: (a) stand still in seeking to enforce its rights until its or maturity or it shall enter into such form of intercreditor agreement as may be acceptable between it and the holders of a majority of the outstanding March Debentures; and (b) should the March Debentures either be replaced through a refinancing or subordinated as to priority of payment with another secured lender (any such lenders collectively being the “Replacement Lender”), then in such event, the Lender agrees to standstill as to the enforcement of its rights under the New Unsecured Debenture until such time as it enters into an intercreditor agreement in form and substance satisfactory to the Replacement Lender.

Notwithstanding anything to the contrary contained herein or in the March Purchase Agreement, Lender shall be permitted to hold in excess of 10% of the beneficial ownership of the capital stock of the Company.

3. Closing. The closing for the purchase of the Note shall take place at the offices of the Company at 12:00 p.m., on the date of execution of this Agreement or such other date mutually agreed to by the parties.

4. Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to Lender that:

4.1
Authorization. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith. This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

4.2
No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing a Company debt or otherwise) or other material understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the financial prospects of the Company.

4.3 No Event of Default; Consent and Waiver. No Event of Default (as defined in the March Debentures) under the March Debentures exists or is continuing as of the date hereof. Each of the Holders of the March Debentures and the Company has executed, delivered and become bound by that certain Consent and Waiver, of even date herewith, by and among the Company and the Holders.

4.4 Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in this Agreement, no registration under the Securities Act of 1933 is required for the offer and sale of the securities offered hereby (“Securities”) by the Company to the Lender as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the trading market on which the Company’s Common Stock is traded.

4.5 Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, the New Debentures and the transaction associated with the issuance of the New Debentures, the Company confirms that neither it nor any other Person acting on its behalf has provided Lender or its agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that Lender does not make and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement.

4.6 Seniority. As of the Closing Date, no Indebtedness or other claim against the Company other than the $19,000,000 of original principal amount (and all associated indebtedness therewith) of March Debentures and those additional items set forth on Schedule 4.6 hereto is senior to the financing provided by Lender hereunder in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

5. Representations and Warranties of Lender. In connection with the transactions provided for herein, Lender hereby represents and warrants to the Company that:

5.1
Authorization. This Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Lender represents that the execution, delivery and performance of this Agreement has been duly authorized and approved by such Lender.

5.2
Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Note and any capital stock issuable upon exercise of either the New Warrant or the Subsequent Warrant (collectively, the “Securities”) will be acquired for investment for Lender’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3
Disclosure of Information. Lender acknowledges that he or it has received and/or been provided full access to all the information, documents and materials he or it considers necessary or appropriate for deciding whether to acquire the Securities and has been provided access to all public filings of the Company with the Securities & Exchange Commission. Lender confirms that he or it has made such further investigation of the Company and its subsidiaries as was deemed appropriate to evaluate the merits and risks of this investment. Lender further represents that he or it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

5.4
Investment Experience; State of Residence. Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5	Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

5.6
Restricted Securities. Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Lender represents that it is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

5.7
Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, Lender further agrees not to make any disposition of all or any portion of the Note except as such may be converted pursuant to the terms thereof.

6.	Defaults and Remedies.

6.1
Events of Default. The occurrence of an Event of Default under the March Debentures shall be considered an Event of Default hereunder. In addition, the occurrence of any of the following shall be considered an Event of Default hereunder:

(a) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or its directors, officers or shareholders shall take any action looking to the dissolution or liquidation of the Company; or

(b) Within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated.

6.2
Remedies. Upon the occurrence of an Event of Default under Section 6.1 hereof, at the option and upon the declaration of Lender, the entire unpaid principal and accrued and unpaid interest on the Note shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and Lender may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to it at law; provided, however, Lender agrees to not enforce any rights it may have with respect to the Collateral until after the Outside Date, and further agrees that should it receive any payments from the Company or its subsidiaries prior to the Outside Date, it shall hold those payments in trust for the benefit of the holders of the March Debentures, and in the event of the bankruptcy of the Company within 90 days following the date of receipt of any of such payments, the Company shall pay those sums over to the holders of the March Debentures upon demand.

7.	Miscellaneous.

7.1
Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of Lender and Lender may not, without the written consent of the Company (which shall not be unreasonably withheld), assign all or any portion of the Note to any person or entity, except an affiliate of Lender. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2
Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois. Any action to enforce this Agreement or any of the rights or obligations hereunder shall be litigated by bench trial, with all parties hereto waiving their right to trial by jury.

7.3
Counterparts, Power of Attorney. This Agreement, and any of the other agreements, documents and instruments contemplated hereby, may be executed in two or more counterparts, whether by original, photocopy, facsimile or email pdf, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement, and any of the other agreements, documents and instruments contemplated hereby, by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof.

7.4	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5
Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 8.5):

If to the Company:	Capital Growth Systems, Inc. Attention: Patrick Shutt, CEO 500 West Madison, Suite 2060 Chicago, IL 60661

with a copy to:

Shefsky & Froelich Ltd. Attention: Mitchell D. Goldsmith 111 East Wacker Drive - Suite 2800 Chicago, IL 60601

If to Lender:	At the address shown on the signature page hereof.

7.6
Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all reasonable out of pocket costs and expenses that Lender incurs with respect to the negotiation, execution, delivery and performance of this Agreement, including the regular hourly rates of the in house counsel of Lender with respect to time spent by said counsel with respect to the foregoing.

7.7
Entire Agreement; Amendments and Waivers. This Agreement and the Exhibits hereto and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any term of this Agreement or the Note may be amended by the written consent of the Company and Lender.

7.8
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9
Exculpation Among Lenders. Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

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IN WITNESS WHEREOF, the parties have executed this CGSI Bridge Note Purchase Agreement as of the date first above written.

COMPANY:

Capital Growth Systems, Inc.

By:
Its:

LENDER:

AEQUITAS CATALYST FUND, LLC—Series B

By:	AEQUITAS INVESTMENT MANAGEMENT, LLC
Its:	MANAGER

BY:
ROBERT JESENIK

ITS:	PRESIDENT

Address: 5300 Meadows Road, Suite 400 Lake Oswego, Oregon 97035 ATTN: Legal Department